Exhibit 99.2

Zscaler Announces Pricing of $1.0 Billion Offering 0.125% Convertible Senior Notes Due 2025

SAN JOSE, California. – June 23, 2020 - Zscaler, Inc. (Nasdaq: ZS) today announced the pricing of $1.0 billion aggregate principal amount of 0.125% convertible senior notes due 2025 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Zscaler also granted the initial purchasers of the notes a 13-day option to purchase up to an additional $150.0 million aggregate principal amount of notes. The offering is expected to close on June 25, 2020, subject to customary closing conditions.

The notes will be senior unsecured obligations of Zscaler and will accrue interest at a rate of 0.125% per year, payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2021. The notes will mature on July 1, 2025, unless earlier converted, repurchased or redeemed. The initial conversion rate will be 6.6315 shares of Zscaler’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $150.80 per share). The initial conversion price of the notes represents a premium of approximately 37.5% over the closing price of Zscaler’s common stock on June 22, 2020. The notes will be convertible under certain circumstances into cash, shares of Zscaler’s common stock or a combination of cash and shares of Zscaler’s common stock, at Zscaler’s election.

Zscaler may redeem for cash all or any portion of the notes, at its option, on or after July 5, 2023 and prior to the 21st scheduled trading day immediately preceding the maturity date if the last reported sale price of Zscaler’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Zscaler provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Zscaler estimates that the net proceeds from the offering will be $983.0 million (or $1,130.5 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by Zscaler. Zscaler intends to use $126.3 million of the net proceeds from the offering to pay the cost of the capped call transactions described below. Zscaler intends to use the remainder of the net proceeds for general corporate purposes, which may include working capital, capital expenditures, and potential acquisitions and strategic transactions. From time to time, Zscaler evaluates potential acquisitions and strategic transactions involving businesses, technologies, or products. However, Zscaler has not designated any specific uses and has no current agreements with respect to any material acquisitions or strategic transactions.

Further, in connection with the pricing of the notes, Zscaler entered into privately negotiated capped call transactions with certain of the initial purchasers and/or their respective affiliates and other financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of Zscaler’s common stock that initially underlie the notes. The capped call transactions are expected generally to offset the potential dilution to Zscaler’s common stock upon any conversion of notes and/or offset any cash payments Zscaler is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions is initially equal to approximately $246.76 per share (which represents a premium of approximately 125% over the closing price of Zscaler’s common stock on June 22, 2020). If the initial purchasers exercise their option to purchase additional notes, Zscaler expects to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their respective affiliates may enter into various derivative transactions with respect to Zscaler’s common stock and/or purchase shares of Zscaler’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Zscaler’s common stock or the trading price of the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Zscaler’s common stock and/or purchasing or selling Zscaler’s common stock or other securities of Zscaler in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date for the capped call transactions or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or early conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Zscaler’s common stock or the notes, and to the extent the activity occurs during any observation period related to a conversion of notes, this could affect the number of shares and value of the consideration that a noteholder will receive upon conversion of its notes.

Neither the notes, nor any shares of Zscaler’s common stock issuable upon conversion of the notes, have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Zscaler’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements concerning the capped call transactions and repurchase, redemption or early conversion of the notes, exercise of the purchasers option to purchase additional notes, and the anticipated use of proceeds from the offering.

Zscaler’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Zscaler’s filings with the Securities and Exchange Commission, including Zscaler’s Quarterly Report on Form 10-Q filed on June 3, 2020. The forward-looking statements in this release are based on information available to Zscaler as of the date hereof, and Zscaler disclaims any obligation to update any forward-looking statements, except as required by law.

Investor Relations Contact:

Bill Choi, CFA

Senior Vice President, Investor Relations

(408) 816-1478

ir@zscaler.com